                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                                EMACHINES, INC.

                                      AT

                              $1.06 NET PER SHARE

                                      BY

                           EMPIRE ACQUISITION CORP.
                         A WHOLLY-OWNED SUBSIDIARY OF
                               EM HOLDINGS, INC.

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M. EASTERN TIME, ON
                DECEMBER 27, 2001, UNLESS THE OFFER IS EXTENDED

                                                              November 27, 2001

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase dated November 27, 2001 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by Empire Acquisition Corp. (the "Purchaser"), a Delaware corporation and wholly-owned subsidiary of EM Holdings, Inc., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.0000125 per share, of eMachines, Inc., a Delaware corporation (the "Company"), (the "Shares") at a purchase price of $1.06 per Share (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the Offer Price), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer"). WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

   Your attention is directed to the following:

      1. The Offer Price is $1.06 per Share, net to you in cash, without interest thereon, less any withholding taxes.

      2. The Offer is being made for all outstanding Shares.

      3. The Offer and withdrawal rights will expire at 9:00 A.M., Eastern time, on December 27, 2001, unless the Offer is extended.

      4. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which, when added to the shares of common stock of the Company held by Lap Shun (John) Hui, Korea Data Systems (USA), Inc., Parent and their respective affiliates and purchasable from idealab! Holdings, LLC pursuant to a stock purchase agreement, would constitute at least ninety percent (90%) of the outstanding Shares of the Company (the "Minimum Condition"). The Offer is also subject to other terms and conditions. See the "INTRODUCTION" and "THE TENDER OFFER--Conditions of the Offer" of the Offer to Purchase.

      5. The Company's Board of Directors unanimously, with the exception of Lap Shun (John) Hui, a director of the Company and the sole stockholder of Parent, who recused himself from the deliberations of the Company's Board of Directors relating to the Merger Agreement, dated as of November 26, 2001 (the "Merger Agreement"), by and among the Company, Parent and Purchaser,
   (1) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Merger Agreement), (2) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company's stockholders (other than Mr. Hui, Korea Data Systems (USA), Inc., Parent and their respective affiliates), and (3) recommends that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer.

      6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer and sale of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 30.5% (30% if payment is made after December 31, 2001) may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date. Holders of Shares whose Share certificates are not immediately available or who cannot deliver their certificates and all other required documents to EquiServe Trust Company, N.A., as depositary (the "Depositary"), or complete the procedures for book-entry transfer on or prior to the Expiration Date must tender their Shares according to the guaranteed delivery procedures set forth in "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase.

   Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedure set forth in "THE TENDER OFFER--Procedure for Tendering Shares" of the Offer to Purchase, (b) the Letter of Transmittal properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share certificates for or confirmation of book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

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                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                                EMACHINES, INC.

   The undersigned acknowledges receipt of your letter enclosing the Offer to Purchase dated November 27, 2001, (the "Offer Purchase") and the related Letter of Transmittal pursuant to an offer by Empire Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of EM Holdings, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value of $0.0000125 per share, of eMachines, Inc., a Delaware corporation (the "Shares").

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered:                                       SIGN HERE

 Shares*
                                                                      Signature(s)

Account Number

Dated ___________________________________________, 2001


            Area Code and Phone Number                  Please Print name(s)and address(es) here


Tax Identification Number or Social Security Number

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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